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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE CONTACT:DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258


        NORTH FORK TO PRESENT AT THE GOLDMAN, SACHS & CO. BANK CONFERENCE

         MELVILLE, N.Y. - MAY 31, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) will be presenting at the Goldman, Sachs & Co. Bank Conference in New York on MONDAY, JUNE 3 at 11:00 A.M. (EST).

         Goldman, Sachs & Co. will provide live audio-only webcasting of North Fork's presentation at the conference.

To access this webcast log on to:
https://www.gs.com/ir/conf
Username: conference/conf8
Password: banks
(Please ensure that you use "https" to go to the correct webpage address. Also, please use all lowercase letters - username and password are case-sensitive)

         The presentation will also be available through North Fork Bank's website www.northforkbank.com and click on INVESTOR PRESENTATION.



                                      * * *


The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, worldwide political and social unrest including acts of war, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to read NFB's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the company at www.northforkbank.com